UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of

                           The Securities Act of 1934


       Date of Report (Date of earliest event reported): February 6, 2001



                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 033-73160

                 I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 5.  OTHER EVENTS

     On February 6, 2001, Calpine Corporation announced operating results for the quarter and year ended December 31, 2000.

     On February 8, 2001, Calpine Corporation announced plans to acquire all of the common shares of Encal Energy Ltd., a Calgary, Alberta-based natural gas and petroleum exploration and development company.


(C)      Exhibits.

     99.0 Press release dated February 6, 2001, announcing operating results for the quarter and year ended December 31, 2000.

     99.1 Press release dated February 8, 2001, announcing plans to acquire Encal Energy Ltd.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                          Vice President and Controller
                            Chief Accounting Officer
February 8, 2001

EXHIBIT 99.0

                                              NEWS RELEASE Contact: 408/995-5115
                                        Public Relations: Bill Highlander, X1244
                                         Investor Relations: Rick Barraza, X1125

               CALPINE  REPORTS  EARNINGS  PER  SHARE UP 158% FOR 2000
                 Expanded Generation Base and Increased Demand
                       for Electricity Fuel Strong Results

         (SAN JOSE, CALIF.) February 6, 2001 -- Calpine Corporation [NYSE:CPN], one of the nation's fastest growing independent power companies, today reported strong financial and operating results for the quarter and year ended December 31, 2000.

         Net income, before extraordinary charge, for the year ended December 31, 2000 was $324.7 million, representing a 238% increase over 1999 net income of $96.2 million. Diluted earnings per share, before extraordinary charge, rose 158% to $1.11 per share, from $0.43 in 1999. Revenue for the year increased 171% to $2.3 billion, from $847.7 million a year ago. Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) was $825.9 million for 2000, up 135% from $351.5 million in 1999. Total assets as of December 31, 2000 were $9.7 billion as compared to $4.0 billion at December 31, 1999.

         Calpine CEO and President Peter Cartwright stated, "2000 was another outstanding year for Calpine. The execution of our successful growth strategy continues to deliver strong earnings growth and generate exceptional shareholder value. Our ability to meet the challenges and opportunities in the ever-changing power industry is reflected in the strength of our organization, our proven track record, and outstanding plant performance."

         For the quarter ended December 31, 2000, net income was $107.7 million, an increase of 250% compared to $30.8 million for the fourth quarter in 1999. Diluted earnings per share for the quarter were $0.34 per share, up 183% from $0.12 per share for the same period in 1999. Revenue for the quarter increased 304% to $1.0 billion, compared to $247.5 million for the same period a year ago. EBITDA for the quarter ended December 31, 2000 was $263.1 million, up 138% from $110.6 million in 1999.

         Financial results for the twelve months ended December 31, 2000 benefited primarily from the execution of Calpine's strategy to acquire and build low-cost power generation facilities around the country in key markets where supply is insufficient to meet the rising demand for power and from the continued optimization of these assets through Calpine's vertically integrated organization.

         "Looking ahead, Calpine has launched the largest construction program in the history of our industry," added Cartwright. "Our goal is to develop and have in operation by the end of 2005, 70,000 megawatts of the cleanest, most fuel-efficient fleet of generating facilities in the country. We have the people, the equipment and the financial strength to execute this program."

         Highlights for 2000 include:

ACQUISITION PROGRAM

         Acquiring strategic power and natural gas assets has been an important part of Calpine's growth strategy. Throughout 2000, several significant acquisitions were completed adding to a powerful base of earnings and cash flows to fuel Calpine's growth. In the fourth quarter, Calpine completed the acquisition of SkyGen Energy with a large portfolio of plants in operation, construction and development. The company also closed the acquisition of the remaining interests in three new power facilities in New England from Energy Management, Inc. These highly efficient power facilities will increase Calpine's portfolio in the Northeast to over 1,700 megawatts. Throughout the year, Calpine completed a number of other transactions that consolidated its ownership in operating facilities by acquiring the remaining interests in several energy centers located in California, Florida, and New York.

         To enhance the company's fuel position, Calpine acquired Calgary-based oil and gas company TriGas Exploration, Inc., adding 30 million cubic feet of gas equivalent per day to Calpine's strategic gas reserves. In separate 2000 transactions, Calpine also added additional proven gas reserves in several key gas markets that strengthen the company's position as the leading low-cost power provider.

DEVELOPMENT PROGRAM

         Calpine has launched the largest construction and development program in the power industry to date. Currently, the company has 24 plants under construction totaling 13,400 megawatts and 24 plants in announced development totaling 14,200 megawatts, compared with 10 plants and 4,400 megawatts in construction and 11 plants and 6,200 megawatts in announced development at the end of 1999.

         During 2000, Calpine successfully completed construction of five facilities totaling nearly 1,500 megawatts of efficient power generation facilities in New England, Texas and the Midwest.

         Development highlights from 2000 include the announcements of 32 new facilities, totaling approximately 18,500 megawatts, to be built in key power markets throughout the U.S. and Canada. In addition, the pipeline of early development opportunities increased to 95 projects, up from 70 a year ago. Totaling all current projects in operation, construction and development, Calpine is working on project opportunities in 32 states, compared to 19 at the end of 1999.

         In 2000, Calpine continued to focus on its major equipment and turbine maintenance programs to lower costs and maximize value. To date, Calpine has placed firm orders for 174 gas turbines, which, when operating in a combined-cycle mode, represent over 43,000 megawatts of power generation. Calpine also ordered 15 General Electric LM6000 gas turbines to provide peaking power in certain key markets where peaking capacity is essential. In addition to turbines, the company focused on other critical equipment necessary for the new energy centers and has placed orders for 85 heat recovery steam generators from Nooter/Eriksen.

         To support Calpine's operational activities, the company acquired Boca Raton, Fla.-based Power Systems Manufacturing (PSM). An industry leader in combustion turbine component engineering, design and manufacturing, PSM's in-house capabilities provide Calpine with a competitive advantage in the ongoing maintenance and operation of its growing power portfolio.

POWER AND GAS MARKETING

         To enhance the value of its regional systems of power generating facilities, Calpine continued to build-up its world-class power and gas trading and marketing organization. Based in Houston, this group now numbers over 120 industry professionals and is actively marketing Calpine's power and gas assets to maximize the value of the company's portfolio.

         During the year, Calpine marketers forged multi-year power sales agreements with Seminole Electric Cooperative, Sacramento Municipal Utility District, Imperial Irrigation District, and Pacific Gas and Electric Company. Calpine signed a 20-year tolling contract with Aquila Energy and completed a first-of-its-kind gas purchase agreement with EOG Resources that links the daily price of natural gas to the price of electricity. The company also entered into a long-term firm storage agreement that can provide up to 4 billion cubic feet of natural gas inventory to help fuel Calpine's Northern California generation portfolio.

CAPITAL PROGRAM

         Continuing to enhance its financial strength, Calpine's finance organization completed a number of transactions in 2000 including a $2.3 billion capital markets offering, a second revolving construction credit facility of $2.5 billion, several operating lease financings, a $400 million leveraged-lease financing, and a $400 million, three-year revolving line of credit.

         Additionally, Calpine completed two, 2-for-1 stock splits, raised $360 million through private placement of convertible preferred securities, and was upgraded to investment grade by Fitch.

EARNINGS CONFERENCE CALL

         Calpine will host a conference call to review fourth quarter and year-end results. The conference call will take place on Tuesday, February 6, 2001, at 7:30 am PST. The call is available in a listen-only mode by calling 1-877-692-2592 five minutes prior to the start of the conference call. International callers should dial 1-973-628-6885.

         In addition, Calpine will simulcast the conference call live via the Internet on Tuesday, February 6, 2001. The webcast can be accessed and will be available for 30 days on the investor relations page of Calpine's website at www.calpine.com.

ABOUT CALPINE

         Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient combined-cycle, natural gas-fired generation and is the world's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in North America. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) changes in government regulations, including pending changes in California, and anticipated deregulation of the electric energy industry, (ii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain financing and the necessary permits to operate or the failure of third-party contractors to perform their contractual obligations, (iii) cost estimates are preliminary and actual costs may be higher than estimated, (iv) the assurance that the Company will develop additional plants, (v) a competitor's development of a lower-cost generating gas-fired power plant, (vi) the risks associated with marketing and selling power from power plants in the newly competitive energy market, (vii) the risks associated with marketing and selling combustion turbine parts and components in the competitive combustion turbine parts market, (viii) the risks associated with engineering, designing and manufacturing combustion turbine parts and components, or (ix) delivery and performance risks associated with combustion turbine parts and components attributable to production, quality control, suppliers and transportation. Prospective investors are also cautioned that the California energy market remains uncertain. The Company's management is working closely with a number of parties to resolve the current uncertainty. This is an ongoing process and, therefore, the outcome cannot be predicted. It is possible that any such outcome will include changes in government regulations, business and contractual relationships or other factors that could materially affect the Company. However, management believes that a final resolution will not have a material adverse impact on the Company. Prospective investors are also referred to the other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

                      CALPINE CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Operations
        For the Three and Twelve Months Ended December 31, 2000 and 1999
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                    Three Months Ended              Twelve Months Ended
                                                                       December 31,                      December 31,
                                                                ---------------------------     ---------------------------
                                                                    2000            1999            2000            1999
                                                                -----------     -----------     -----------     -----------

Revenue:
  Electricity and steam sales ................................. $   609,390     $   230,560     $ 1,702,320     $   760,325
  Service contract revenue (1).................................     351,000           8,689         480,234          43,773
  Income from unconsolidated investments in power projects.....       2,798           2,430          24,639          36,593
  Interest income on loans to power projects ..................       4,827              --           4,827           1,226
  Other revenue ...............................................      36,801           5,818          70,773           5,818
                                                                -----------     -----------     -----------     -----------
     Total revenue ............................................   1,004,816         247,497       2,282,793         847,735
                                                                -----------     -----------     -----------     -----------
Cost of revenue:
  Plant operating expenses (2).................................      75,951          38,034         220,222         122,707
  Fuel expenses ...............................................     249,631          74,469         612,947         268,734
  Depreciation expense ........................................      52,180          26,518         154,263          82,812
  Production royalties ........................................      13,035           4,022          32,325          13,767
  Operating lease expenses ....................................      23,059          10,055          69,419          33,594
  Service contract expenses (1)................................     343,766           7,556         469,500          40,236
                                                                -----------     -----------     -----------     -----------
     Total cost of revenue ....................................     757,622         160,654       1,558,676         561,850
                                                                -----------     -----------     -----------     -----------
Gross profit ..................................................     247,194          86,843         724,117         285,885

Project development expenses ..................................      12,481           3,045          27,556          10,712
General and administrative expenses (2)........................      43,315          17,609          94,113          48,671
                                                                -----------     -----------     -----------     -----------
     Income from operations ...................................     191,398          66,189         602,448         226,502

Other expense (income):
Interest expense ..............................................         704          20,972          56,700          91,162
Distributions on trust preferred securities ...................      15,497           2,565          44,210           2,565
Interest income ...............................................     (10,828)         (7,801)        (39,901)        (24,106)
Minority interest, net ........................................        (498)             --           2,684              --
Other income, net .............................................        (173)            (72)         (4,883)         (1,335)
                                                                -----------     -----------     -----------     -----------
     Income before provision for income taxes .................     186,696          50,525         543,638         158,216

Provision for income taxes ....................................      78,951          19,759         218,951          61,973
                                                                -----------     -----------     -----------     -----------
     Income before extraordinary charge .......................     107,745          30,766         324,687          96,243
     Extraordinary charge, net of tax benefit of
       $ --, $ --, $796 and $793 ..............................          --              --           1,235           1,150
                                                                -----------     -----------     -----------     -----------
     Net income ............................................... $   107,745     $    30,766     $   323,452     $    95,093
                                                                ===========     ===========     ===========     ===========
Basic earnings per common share:
   Weighted average shares of common stock outstanding ........     281,817         239,553         264,799         209,314
   Income before extraordinary charge ......................... $      0.38     $      0.13     $      1.23     $      0.46
   Extraordinary charge ....................................... $        --     $        --     $      0.01     $      0.01
   Net income ................................................. $      0.38     $      0.13     $      1.22     $      0.45

Diluted earnings per common share:
   Weighted average shares of common stock outstanding
     before dilutive effect of certain trust preferred
     securities ...............................................     297,909         254,865         280,776         222,644
   Income before extraordinary charge and dilutive
     effect of certain trust preferred securities ............. $      0.36     $      0.12     $      1.16     $      0.43
   Dilutive effect of certain trust preferred securities (3) .. $      0.02     $        --     $      0.05     $        --
   Income before extraordinary charge ......................... $      0.34     $      0.12     $      1.11     $      0.43
   Extraordinary charge ....................................... $        --     $        --     $      0.01     $      0.01
   Net income ................................................. $      0.34     $      0.12     $      1.10     $      0.43
   EBITDA (4) ................................................. $   263,096     $   110,642     $   825,925     $   351,528

1 Service contract revenue and expenses in 1999 have been reclassed to conform with 2000 presentation.

2 Certain 1999 expenses have been reclassed from general and administrative expenses to plant operating expenses to conform with the 2000 presentation.

3 Includes the effect of the assumed conversion of the certain trust preferred securities. For the three and twelve months ended December 31, 2000, the assumed conversion calculation adds 44,882 and 31,746 shares of common stock and $9,432 and $20,841 to the net income results, representing the after tax distribution expense on certain trust preferred securities avoided upon conversion.

4 EBITDA is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments, plus provision for tax, plus interest expense, plus one-third of operating lease expenses, plus depreciation and amortization, plus distributions on trust preferred securities.


EXHIBIT 99.1

                                            NEWS RELEASE Contact: (408) 995-5115
                                        Media Relations: Katherine Potter, X1168
                                         Investor Relations: Rick Barraza, X1125

                       CALPINE CORPORATION ANNOUNCES PLANS
                  TO ACQUIRE ENCAL ENERGY LTD. FOR $1.2 BILLION
    Company to Add 1.0 Trillion Cubic Feet Equivalent of Natural Gas Reserves

         (SAN JOSE, CALIF.) February 8, 2001 -- Calpine Corporation [NYSE: CPN], the San Jose, Calif.-based independent power company, announced plans to acquire all of the common shares of Encal Energy Ltd. [TSE:ENL; NYSE:ECA], a Calgary, Alberta-based natural gas and petroleum exploration and development company, through a stock-for-stock exchange. The aggregate value of the transaction is approximately US$1.2 billion, including the assumed net indebtedness of Encal.

         Upon completion of the acquisition, Calpine will gain approximately 1.0 trillion cubic feet equivalent of proved and probable natural gas reserves, net of royalties. This transaction also provides access to firm gas transportation capacity from western Canada to California and the eastern U.S., and an accomplished management team capable of leading Calpine's business expansion in Canada.

         Encal's assets currently produce approximately 230 million cubic feet of gas equivalent (mmcfe) per day, net of royalties. The company's reserves, which are primarily natural gas and associated natural gas liquids, represent a significant strategic addition to Calpine's natural gas portfolio.

         This acquisition will increase Calpine's net production to 390 mmcfe per day in North America. Daily gas production under Calpine's control will now be sufficient to fuel approximately 2,300 megawatts of its power fleet. Upon completion of the acquisition, Calpine's proved and probable reserves will be
1.7 trillion cubic feet equivalent, net of royalties.

         Peter Cartwright, president and CEO of Calpine, said, "We are very pleased to have such a high quality organization as Encal join our natural gas team. Encal's properties are an excellent fit with Calpine's natural gas-fired electric generating assets, especially in California and the central U.S. The acquisition will provide Calpine the opportunity to increase its margins through reduced fuel costs."

         Under the terms of the definitive agreement, Encal shareholders will receive Cdn$12.00 per share in Calpine common equivalent shares based on an exchange ratio to be determined prior to closing. The transaction is expected to be accounted for as a pooling-of-interests. It is anticipated that the transaction will be approximately $0.20 accretive to earnings per share in 2001 and 2002. The transaction is subject to approval by the shareholders of Encal, as well as court and regulatory approvals, and is expected to close in the second quarter of 2001. Holders of approximately 34 percent of the fully diluted Encal shares have agreed to vote in favor of the transaction.

         Goldman, Sachs & Co., Scotia Capital Inc., and Ernst & Young Corporate Finance Inc. acted as financial advisors to Calpine.

         Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient combined-cycle, natural gas-fired generation and is the world's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in North America. To date, the company has approximately 28,300 megawatts of base load capacity and 5,200 megawatts of peaking capacity in operation, under construction and in announced development in 27 states and Canada. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

The matters discussed in this news release may be considered "forward looking" statements within the meaning of Section 27A of the Securities and Exchange Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declaration regarding the intent, belief or current expectations of Calpine and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties and actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause results to differ materially from those indicated by such forward-looking statements are (i) that the information is of a preliminary nature and may be subject to further adjustments, (ii) risks associated with tender offers and mergers, (iii) changes in government regulation, (iv) general operating risks, (v) the dependence on third parties,
(vi) the dependence on senior management, (vii) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and cost to develop recoverable reserves, and operational factors relating to the extraction of natural gas, and (viii) other risks identified from time to time in Calpine's reports and registration statements filed with the Securities and Exchange Commission.